Exhibit 99.1

FOR:	AMREP Corporation

620 West Germantown Pike, Suite 175

Plymouth Meeting, Pennsylvania 19462

CONTACT:	James McMonagle

Vice President and Chief Financial Officer

(610) 487-0904

AMREP SELLS ITS PALM COAST FULFILLMENT SERVICES BUSINESS

Plymouth Meeting, Pennsylvania, April 26, 2019 – AMREP Corporation (NYSE: AXR) (the “Company”) today reported that it has sold its Fulfillment Services business operated by Palm Coast Data to Studio Membership Services, LLC, a subsidiary of Irish Studio LLC. The closing of the sale occurred on April 26, 2019.

The buyer paid the Company $1.0 million in cash on the closing and entered into two long-term triple net leases as tenant for the Company’s owned facilities in Palm Coast, Florida, which facilities aggregate approximately 204,000 square feet. The aggregate annual base rent for the ten year leases starts at $1.9 million in the first year, subject to a one-month waiver of base rent during the first year, and escalates to $2.5 million in the tenth year. Prior to the sale, Palm Coast Data distributed to the Company $3.1 million of cash during the fourth quarter of fiscal year 2019, which ends on April 30, 2019.

“With the sale of the magazine subscription fulfillment business, AMREP has completed its exit from the media services business. We are now focused squarely on our real estate business to drive shareholder value,” said Edward B. Cloues, II, Chairman of the Company. “The cash we receive in connection with the transaction, including under the two leases, will help grow that business over the next several years.”

Additional details on the sale transaction are provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2019.

About AMREP – AMREP Corporation, through its subsidiaries, is a major holder of land and leading developer of real estate in New Mexico.

Forward-Looking Statements – The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. The Company and its representatives may from time to time make written or oral statements that are “forward-looking”, including statements contained in this news release. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, other written or oral statements, which constitute forward-looking statements, may be made by or on behalf of the Company. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and contingencies that are difficult to predict. All forward-looking statements speak only as of the date of this news release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are qualified by the cautionary statements in this section. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. The forward-looking statements contained in this news release include, but are not limited to, the use of the Company’s assets in the future and the expected focus of the Company in the future. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of such forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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